Exhibit 5.1

October 23, 2006	Michele D. Vaillancourt Direct Dial: (612) 604-6681 Direct Fax: (612) 604-6881 mvaillancourt@winthrop.com

Vital Images, Inc.
5850 Opus Parkway, Suite 300
Minnetonka, MN 55343
Re: Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed with the Securities and Exchange Commission on September 11, 2006 (collectively, the “Registration Statement”), to be filed by Vital Images, Inc., a Minnesota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of $100,000,000, or the equivalent thereof, of:

(a)          shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

(b)         shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”);

(c)          the Company’s debt securities (“Debt Securities”);

(d)         warrants to purchase the Company’s securities described above (“Warrants”); and

(e)          Units consisting of any combination of two or more of the securities registered pursuant to the Registration Statement (“Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

In connection herewith, we have examined the Company’s Articles of Incorporation and Bylaws and any amendment or restatement thereof and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquires, that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures; the authenticity of original documents and the conformity to the originals of all documents submitted to us as copies; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; the legal competence and capacity of natural persons; that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; that a prospectus supplement or supplements will have been filed with the Commission describing the Securities offered thereby; that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; that a definitive underwriting, purchase or similar agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and, with respect to any shares of Common Stock or Preferred Stock offered, that there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

1.      Based solely on a recently dated good standing certificate from the Secretary of State of the State of Minnesota, the Company is validly existing and in good standing under the laws of the State of Minnesota.

2.      The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, assuming:

(a)           the Board of Directors of the Company or a duly constituted and acting committee of such Board (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to authorize and approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and

(b)           certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exercise or exchange of any other Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock).

3.      The shares of Preferred Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, assuming:

(a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Minnesota Business Corporation Act (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Minnesota; and

(b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exercise or exchange of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock).

4.      The Debt Securities to be issued pursuant to the Registration Agreement will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable definitive indenture (the “Indenture”), assuming:

(a)           any trustee for the Debt Securities (the “Trustee”) is qualified to act as trustee under the Indenture for such Debt Securities;

(b)           any Trustee has duly executed and delivered the Indenture for such Debt Securities,

(c)           the Indenture for such Debt Securities has been duly authorized and validly executed and delivered by the Company to the Trustee;

(d)           the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(e)           the Board has taken all necessary corporate action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, including the Indenture; and

(f)            such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein.

5.      The Warrants to be issued pursuant to the Registration Agreement will be validly issued, assuming:

(a)           the Board has taken all necessary corporate action to authorize and approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

(b)           the Warrants have been duly executed and delivered against payment therefor pursuant to the applicable definitive underwriting, purchase, warrant or similar agreement duly authorized, executed and delivered by the Company and any warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and any such warrant agent.

6.      The Units to be issued pursuant to the Registration Statement will be validly issued, assuming:

(a)           the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters; and the issuance and terms of any Securities that are components of such Units;

(b)           the Units and the Securities that are components of the Units have been duly executed and delivered against payment therefor pursuant to the applicable definitive underwriting, purchase, unit, warrant or similar agreement duly authorized, executed and delivered by the Company and any unit agent, and the certificates for the Units and the Securities that are components of the Units have been duly executed and delivered by the Company and any unit agent for the Units.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)           rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)           general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.

Very truly yours,

Winthrop & Weinstine, P.A.

By:	/s/ Michele D. Vaillancourt
Michele D. Vaillancourt